Contacts:
Media: 877.370.4413 or ir@arlingtonasset.com
Investors: Kurt Harrington at 877.370.4413 or ir@arlingtonasset.com

Arlington Asset Investment Corp. Reports First Quarter 2010 Financial Results
Core Operating Income of $6.1 million or $0.77 per share(1)
Net income of $4.6 million or $0.59 per share
Book value of $156.3 million or $20.03 per share

ARLINGTON, VA, May 6, 2010 – Arlington Asset Investment Corp. (NYSE: AI) (the “Company”) today reported net income of $4.6 million for the quarter ended March 31, 2010, or $0.59 per share (diluted), compared to net income of $101.6 million, or $13.33 per share (diluted) for the quarter ended March 31, 2009 and net income of $4.7 million, or $0.59 per share (diluted), for the quarter ended December 31, 2009.  First quarter of 2009 results included a pre-tax gain of $132.5 million from the extinguishment of trust preferred securities.  As of March 31, 2010, the Company’s book value per share was $20.03.

First Quarter Highlights

During the quarter, the Company fully deployed investable capital primarily in its non-agency MBS portfolio.  At March 31, 2010, the Company’s total non-agency MBS portfolio had an amortized cost basis of $176 million, which represented $366 million of face value, an average cost of approximately 50% of par, a weighted average coupon of 5.7%.  During the first quarter of 2010, the annualized yield on the non-agency MBS portfolio, excluding gains or appreciation, was 18.8% measured as a percentage of amortized cost basis.

Within the non-agency MBS portfolio, as of March 31, 2010, $84 million of capital was allocated to non-agency senior securities with a face value of $131 million, an amortized cost basis of 64% of par and an annualized yield of 16.0% for the month of March 2010, excluding gains or appreciation.  $92 million of capital was allocated to non-agency re-REMIC and mezzanine securities with a face value of $235 million, an amortized cost basis of 39% of par and an annualized yield of 19.6% for the month of March 2010, excluding gains or appreciation.

The Company’s total long-term debt equaled $16 million, or 5% of total assets, at March 31, 2010.  The Company’s net operating loss carry-forwards and net capital loss carry-forwards are in excess of $800 million at March 31, 2010.

The Company’s board of directors approved a $0.35 dividend for the first quarter.  The dividend was paid on April 30, 2010 to shareholders of record on March 31, 2010.  This represented a 6.9% annualized dividend yield based on the closing price of $20.16 on April 30, 2010.

The Company is fully invested and has benefited from an increased allocation of capital to re-REMIC mezzanine securities as well as an all overall non-agency MBS average cost basis of 50% of face value. Continued indications of stabilization and improvement in housing, increased liquidity and available leverage have raised prices for private-label RMBS, particularly among re-REMIC mezzanine securities. Subsequent to March 31, 2010, rising prices for non-agency MBS assets have had a pronounced positive effect on the value of the Company’s portfolio.  The Company intends to continue to migrate capital from senior non-agency securities that have achieved targeted reflation to non-agency MBS that offer more attractive risk adjusted returns inclusive of current income as well as reflation potential.

“The key theme for Arlington is providing shareholders with attractive current period earnings combined with substantial potential growth in book value from realization over time of the reflation potential in the Company’s non-agency MBS portfolio, as well as retained earnings, on a tax advantaged basis.  Recent increases in non-agency prices have permitted us to realize gains from our portfolio in the second quarter. At the same time, new non-agency investments have improved credit performance across our portfolio, increased expected cash returns on invested capital, and reduced the Company’s cost basis in non-agency MBS.  All of this provides greater upside potential to earnings and book value per share.  Our non-agency MBS have significant appreciation potential over time up to an amount approximately equal to our invested capital of $185 million at the end of the first quarter and larger than the Company’s current market capitalization. With future yield income, realized gains and potential appreciation of our non-agency MBS portfolio all sheltered by Arlington’s $800 million of combined net operating and capital loss carry-forwards, we expect the Company’s future cash returns on invested capital to be amplified by its tax benefits and well protected by our low leverage position,” said J. Rock Tonkel, Jr., President and Chief Operating Officer.

 (1)  Non-GAAP Financial Measures

In addition to the financial results reported in accordance with generally accepted accounting principles as consistently applied in the United States (GAAP), the Company has disclosed non-GAAP core operating income for the quarter ended March 31, 2010 in this press release. This non-GAAP measurement is used by management to analyze and assess the operating results and dividends. In determining this non-GAAP core operating income, the Company has excluded the following non-cash expenses: (1) compensation costs associated with stock-based awards and (2) accretion/amortization of MBS purchase discounts/premiums adjusted for principal repayments in excess of invested capital.  The Company has also excluded non-recurring costs.  Management believes that this non-GAAP measurement assists investors in understanding the impact of these non-core items and non-cash expenses on the performance of the Company and provides additional clarity around the Company's forward earnings capacity and trend.

A limitation of utilizing this non-GAAP measure is that the GAAP accounting effects of these events do in fact reflect the underlying financial results of Arlington Asset Investment Corp.’s business and these effects should not be ignored in evaluating and analyzing the Company's financial results. Therefore, management believes net income on a GAAP basis and core operating income on a non-GAAP basis should be considered together.

The following table presents a reconciliation of the GAAP financial results to non-GAAP measurements discussed above (dollars in thousands).

GAAP net income	$4,626
Adjustments:
Non-recurring costs	341
Stock compensation	1,218
Adjusted interest related to purchase discount accretion / premium amortization	(79)
Non-GAAP core operating income	$6,106
Non-GAAP core operating income per share (diluted)	$0.77

About the Company

Arlington Asset Investment Corp. (NYSE: AI) is a principal investment firm that invests primarily in mortgage-related assets. The Company is headquartered in the Washington, D.C. metropolitan area. For more information, please visit www.arlingtonasset.com.

Statements concerning future performance, returns, plans and steps to position the Company to realize value, and any other guidance on present or future periods, constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, changes in interest rates, increased costs of borrowing, decreased interest spreads, changes in default rates, preservation of our net operating loss and net capital loss carry-forwards, impacts of regulatory changes and changes to Fannie Mae and Freddie Mac, availability of opportunities that meet or exceed our risk adjusted return expectations, ability and willingness to make future dividends, ability to generate sufficient cash through retained earnings to satisfy capital needs, changes in mortgage pre-payment speeds, risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political, regulatory and market conditions. These and other risks are described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that are available from the Company and from the SEC and you should read and understand these risks when evaluating any forward-looking statement.

Financial data follows

ARLINGTON ASSET INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Quarter Ended
	March 31

	2010	2009
INTEREST INCOME
Interest on mortgage-backed securities	$9,201	$2,581
Other interest income	1	19
Total interest income	9,202	2,600

INTEREST EXPENSE
Interest on short-term debt	90	225
Interest on long-term debt	138	2,286
Total interest expense	228	2,511

Net interest income	8,974	89

OTHER INCOME, NET
Gain on extinguishment of long-term debt	-	132,453
Investment gain	353	6
Other loss	(4)	(139)
Total other income, net	349	132,320

Income from continuing operations before other expenses	9,323	132,409

OPERATING EXPENSES
Compensation and benefits	2,920	8,139
Professional services	670	228
Business development	20	2,350
Occupancy and equipment	116	148
Other operating expenses	859	1,767
Total other expenses	4,585	12,632

Income from continuing operations before income taxes	4,738	119,777

Income tax provision	112	8,946

Income from continuing operations	4,626	110,831
Loss from discontinued operations, net of taxes	-	(16,167)

Net income	4,626	94,664
Net loss attributable to noncontrolling interests	-	(6,900)
Net income attributable to Arlington Asset Investment Corp. shareholders	$4,626	$101,564

EARNINGS PER SHARE - BASIC
Income from continuing operations attributable to Arlington Asset Investment Corp. shareholders	$0.60	$14.55
Loss from discontinued operations attibutable to Arlington Asset Investment Corp. shareholders	-	(1.22)
Net income attributable to Arlington Asset Investment Corp. shareholders	$0.60	$13.33

EARNINGS PER SHARE - DILUTED
Income from continuing operations attributable to Arlington Asset Investment Corp. shareholders	$0.59	$14.54
Loss from discontinued operations attibutable to Arlington Asset Investment Corp. shareholders	-	(1.21)
Net income attributable to Arlington Asset Investment Corp. shareholders	$0.59	$13.33

Weighted average shares - basic (in thousands)	7,733	7,617
Weighted average shares - diluted (in thousands)	7,879	7,622

ARLINGTON ASSET INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)
(Unaudited)

ASSETS	March 31, 2010	December 31, 2009

Cash and cash equivalents	$5,875	$10,123
Receivables
Interest	2,279	2,011
Other	799	20
Mortgage-backed securities, at fair value
Available-for-sale	186,252	295,600
Trading	142,802	-
Other investments	2,028	2,580
Equipment and software, net	104	114
Prepaid expenses and other assets	481	3,201
Total assets	$340,620	$313,649

LIABILITIES AND EQUITY

Liabilities:
Repurchase agreements	$140,474	$126,830
Interest payable	124	124
Accrued compensation and benefits	6,144	5,921
Dividend payable	2,811	-
Accounts payable, accrued expenses and other liabilities	18,890	13,904
Long-term debt	15,907	16,857
Total liabilities	184,350	163,636

Equity:
Common stock	79	80
Additional paid-in capital	1,508,463	1,507,394
Accumulated other comprehensive income	10,385	7,015
Accumulated deficit	(1,362,657)	(1,364,476)
Total equity	156,270	150,013

Total liabilities and equity	$340,620	$313,649

Book value per share	$20.03	$19.54

Shares outstanding (in thousands)	7,801	7,679